EXHIBIT 8.1

SUBSIDIARIES

The following are our subsidiaries:

Company Name	Country of incorporation	Proportion of Ownership Interest
Telcosur S.A.	Argentina	99.98%
CTG Energía S.A.U.	Argentina	100.00%
TGSLatam Energía S.A.	Bolivia	80.00%

Exhibit 8.1